Exhibit 3.1

BYLAWS
OF
ATHERSYS, INC.

i

TABLE OF CONTENTS
(continued)

ii

BYLAWS
OF
ATHERSYS, INC.
ARTICLE I
OFFICES

Section 1.    Registered Office. The registered office and registered agent of ATHERSYS, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board of Directors”) of the Corporation may from time to time determine or the business of the Corporation may require.
ARTICLE II

STOCKHOLDERS

Section 1.    Place of Meetings. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.    Annual Meeting. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting.
Section 3.    List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

Section 4.    Special Meetings.
(a)    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Board of Directors, or will be called by the Chief Executive Officer, President, or Secretary, at the request in writing of the holders of not less than a majority of all the shares issued, outstanding and entitled to vote (the “Requisite Percentage”). Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent. Stockholders may cause business to be specified in the notice of meeting only as and to the extent provided in Section 4(b) of Article II, and shall not otherwise be permitted to propose business to be brought before a special meeting of stockholders.
(b)    In order for a special meeting requested by one or more stockholders (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests must have been received by the Secretary that the Board of Directors fix a record date (a “Record Date Request”) for the purpose of determining the stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.
(1)    To be in proper form for purposes of this Section 4(b) of Article II, a Record Date Request by a stockholder shall set forth:
(i)    as to each Requesting Person (as defined below), the information required to be provided by a Proposing Person pursuant to Section 10(b)(i) of Article II, except that for purposes of this Section 4(b) of Article II, the term “Requesting Person” shall be substituted for the term “Proposing Person” and “Stockholder Requested Special Meeting” shall be substituted for the term “annual meeting” in all places it appears in Section 10(b)(i) of Article II;
(ii)    as to the purpose or purposes of the special meeting, the information required by Section 10(b)(ii) of Article II, except that for purposes of this Section 4(b) of Article II, the term “Stockholder Requested Special Meeting” will be substituted for the term “annual meeting” in all places where it appears in Section 10(b)(ii) of Article II; and
(iii)    an agreement by the Requesting Person(s) to notify the Secretary immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of voting shares owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached.
(2)    For purposes of this Section 4(b) of Article II, the term “Requesting Person” shall mean (i) the stockholder making the Record Date Request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a Stockholder Requested Special Meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.
(3)    A Requesting Person must update and supplement such Record Date Request, if necessary, so that the information provided or required to be provided in such Record Date Request pursuant to this Section 4(b) of Article II or Section 10 of Article II or Section 11 of Article II, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.
(4)    Within ten days after receipt of a Record Date Request in proper form and otherwise in compliance with this Section 4(b) of Article II from any stockholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten day period after the date on which such a Record Date Request was received, the record date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 4(b) of Article II to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in Section 4(b)(6) of Article II.
(5)    Without qualification, a Stockholder Requested Special Meeting shall not be called pursuant to this Section 4(b) of Article II unless stockholders of record as of the record date established pursuant to Section 4(b)(4) of Article II who hold, in the aggregate, no less than the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the record date shall be entitled to request that the Secretary call a Stockholder Requested Special Meeting pursuant to this Section 4(b) of Article II (each a “Special Meeting Request”). To be timely, a stockholder’s Special Meeting Request must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 90th day following the record date. To be in proper form for purposes of this Section 4(b) of Article II, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a request to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 4(b) of Article II of a Requesting Person, which must be updated or supplemented, if necessary, so that the information required to be provided will be true and correct on the record date of such special meeting and as of such date that is ten business days prior to such special meeting, or any adjournment or postponement thereof, which update shall be delivered to the Secretary no later than five business days after the record date for the special meeting and not later than eight business days prior to the special meeting. In determining whether a special meeting of stockholders has been requested by the record holders of shares (as of the record date established pursuant to Section 4(b)(4) of Article II) representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within 60 days of the earliest dated of such Special Meeting Requests. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 4(b)(1)(iv) of Article II), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percentage shall have been delivered to the Secretary is referred to herein as the “Request Receipt Date.”
(6)    A Special Meeting Request shall not be valid if:
(i)    the Special Meeting Request does not comply with the requirements of this Section 4(b) of Article II;
(ii)    the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(iii)    the Special Meeting Request includes an item of business that was not included in the written Record Date Request that resulted in the establishment of the record date;
(iv)    the Request Receipt Date is during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;
(v)    the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within the 12 months prior to the Request Receipt Date;
(vi)    a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 90 days after the Request Receipt Date; or

(vii)    the information set forth in the Special Meeting Request fails to be true and complete on the record date for notice of the meeting and as of the date that is ten days prior to the meeting or any recess, adjournment or postponement thereof.
(7)    A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than 120 days after the Request Receipt Date.
(8)    No Requesting Person will be entitled to have any matter proposed to be presented at a Stockholder Requested Meeting in any proxy statement or form of proxy that the Corporation may use in connection therewith solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 4(b) of Article II.
(9)    Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. The presiding officer of any such meeting will, if the facts warrant, determine that a proposal or nomination was not made in accordance with the procedures prescribed by Section 4 of Article II, Section 10 of Article II, Section 11 of Article II or Section 12 of Article II, as applicable, and if the presiding officer should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. If none of the stockholders who submitted the Special Meeting Request appears to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered.
Section 5.    Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
Section 6.    Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the presiding officer of the meeting will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
Section 7.    Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting other than the election of directors (who will be elected as set forth Section 2 of Article III), or if the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 8.    Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.
Section 9.    Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.
Section 10.    Notice of Stockholder Proposals.
(a)    At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 11 of Article II, and, to the extent applicable, Section 12 of Article II) must be (1) brought before the meeting by or at the direction of the Board of Directors or (2) otherwise properly brought before the meeting by a stockholder who (i) has complied with all applicable requirements of this Section 10(a) of Article II and Section 12 of Article II in relation to such business, (ii) was a stockholder of record of the Corporation at the time of giving the notice required by Section 12(a) of Article II and is a stockholder of record of the Corporation at the time of the annual meeting, and (iii) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (2) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors).
(b)    To be in proper form, a stockholder’s notice to the Corporation must set forth in writing the following information, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual meeting and as of such date that is ten business days prior to the annual meeting or any adjournment or postponement thereof; which update shall be delivered to the Corporation no later than five business days after the record date for the annual meeting and not later than eight business days prior to the date of the annual meeting.
(1)    As to each Proposing Person (as such term is defined in Section 12(d) of Article II):
(i)    the name and address of such Proposing Person, as they appear on the Corporation’s transfer book;
(ii)    the class, series and number of shares of the Corporation directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);
(iii)    a representation (A) that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting and (B) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;
(iv)    a description of any (A) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of these Bylaws presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (B) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”);
(v)    any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;
(vi)    any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk, increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation;
(vii)    any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party;
(viii)    any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;
(ix)    any equity interests, including any convertible, derivative or short interests, in any principal competitor of the Corporation;
(x)    any performance-related fees (other than an asset-based fee) to which the Proposing Person or any affiliate or immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; and
(xi)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.

(2)    As to each item of business that the stockholder giving notice proposes to bring before the annual meeting:
(i)    a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;
(ii)    a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and
(iii)    the text of the proposal or business (including the text of any resolutions proposed for consideration).
(3)    A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 10 of Article II.
(4)    If a stockholder does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).
Section 11.    Notice of Director Nominations.
(a)    Only persons who are nominated in accordance with the procedures set forth in this Section 11 of Article II will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders and only (1) by or at the direction of the Board of Directors or (2) by a stockholder who (i) has complied with all applicable requirements of this Section 11 of Article II and Section 12 of Article II in relation to such nomination, (ii) was a stockholder of record of the Corporation at the time of giving the notice required by Section 12(a) of Article II and is a stockholder of record of the Corporation at the time of the annual meeting and (iii) is entitled to vote at the annual meeting. Notwithstanding anything to the contrary in these Bylaws, this Section 11 of Article II will not diminish or otherwise alter any contractual rights a stockholder may have to nominate a person for election as a director of the Corporation, including pursuant to the (x) Investor Rights Agreement, dated as of March 13, 2018, between the Corporation and HEALIOS K.K. and (y) Securities Purchase Agreement, dated June 8, 2007, among the Corporation and the parties thereto.
(b)    To be in proper form, a stockholder’s notice to the Corporation must set forth in writing:
(1)    As to each Nominating Person (as such term is defined in Section 12(d) of Article II), the information set forth in Section 10(b)(1) of Article II (except that for purposes of this Section 11 of Article II, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Section 10(b)(1) of Article II, and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 11 of Article II).
(2)    As to each person whom the stockholder giving notice proposes to nominate for election as a director:
(i)    all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 10(b)(1) of Article II, if such proposed nominee was a Nominating Person;
(ii)    all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);
(iii)    a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;
(iv)    a completed questionnaire (in the form provided by the Corporation upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and
(v)    a written representation and agreement (in the form provided by the Corporation upon written request) that the proposed nominee (A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director.

(3)    A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 11 of Article II.
(4)    If a stockholder does not appear at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).
Section 12.    Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.
(a)    To be timely, a stockholder’s notice required by Section 10(a) of Article II or Section 11(a) of Article II must be delivered to or mailed and received by the Corporation at the Corporation’s executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 days prior to or more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which public disclosure of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event the number of directors to be elected to the Board of Directors at the annual meeting is increased by the Board of Directors, and there is no public announcement by the Corporation naming the nominees for the additional directors at least 100 days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders, a stockholder’s notice pursuant to Section 11 of Article II will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by the Corporation at the Corporation’s executive offices not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(b)    A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 10 of Article II or notice of any nomination to be made at an annual meeting pursuant to Section 11 of Article II must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 10 of Article II or Section 11 of Article II, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Corporation at the Corporation’s executive offices, as promptly as practicable.
(c)    The Chairman of the Board of Directors or presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Section 10 of Article II and this Section 12 of Article II or that a nomination was not made in accordance with the procedures prescribed by Section 11 of Article II and this Section 12 of Article II, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in these Bylaws to the contrary: (1) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in Section 10 of Article II, Section 11 of Article II and this Section 12 of Article II and (2) unless otherwise required by law, if a Proposing Person intending to propose business or a Nominating Person intending to make nominations at an annual meeting pursuant to Section 10 of Article II, Section 11 of Article II and this Section 12 of Article II, as applicable, does not provide the information required under Section 10 of Article II, Section 11 of Article II and this Section 12 of Article II to the Corporation in accordance with the applicable timing requirements set forth in these Bylaws, or the Proposing Person or Nominating Person (or a qualified representative thereof) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.
(d)    For purposes of Section 10 of Article II, Section 11 of Article II and this Section 12 of Article II, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed or furnished by the Corporation with or to, as applicable, the Securities and Exchange Commission pursuant to Exchange Act or furnished by the Corporation to stockholders. For purposes of Section 10 of Article II and this Section 12 of Article II, “Proposing Person” means (1) the stockholder providing the notice of business proposed to be brought before an annual meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given and (3) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner. For purposes of Section 11 of Article II and this Section 12 of Article II, “Nominating Person” means (1) the stockholder providing the notice of the nomination proposed made to be at an annual meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, and (3) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
Section 13.    Action by Consent. Except as prohibited by law, any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.
ARTICLE III
BOARD OF DIRECTORS

Section 1.    Management. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 2.    Qualification; Election; Term. Each Director must be a natural person at least 18 years of age. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware. Through the annual meeting of the stockholders during the calendar year 2019, the Directors will be elected by written ballot, by plurality vote at the annual meeting of the stockholders. From and following the annual meeting of the stockholders during the calendar year 2020, the Directors will be elected by written ballot, by majority vote of votes cast at the annual meeting of the stockholders, except that if the Board of Directors determines that the number of candidates for Director exceeds the number of Directors to be elected, the Directors will be elected by written ballot, by plurality vote at the annual meeting of the stockholders. For purposes of this Section 2 of Article III, a majority of votes cast shall mean that the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to the Director’s election; votes cast shall include votes to withhold authority and exclude abstentions and broker non-votes with respect to the Director’s election.
If a nominee for Director is not elected and the nominee is an incumbent Director, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominations and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominations and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of the election results. The Nominations and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Nominations and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

Each Director elected will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

Section 3.    Number; Election; Term; Qualification. The number of Directors which shall constitute the Board of Directors shall be not less than one. The number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof, but shall never be less than one. No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director. At each annual meeting of stockholders, Directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation, removal from office or death. No Director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.
Section 4.    Removal. Any Director may be removed either for or without cause at any annual or special meeting of stockholders by the affirmative vote of the stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote for the election of Directors; provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.
Section 5.    Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose. A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office or until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.
Section 6.    Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.
Section 7.    Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving change such time or place.
Section 8.    Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice and at such time and place as is from time to time determined by resolution of the Board of Directors.
Section 9.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or the President, on oral or written notice to each Director, given either personally, by telephone, by facsimile or by mail, delivered not less than twenty-four hours in advance of the meeting; special meetings will be called by the Chairman of the Board of Directors, Chief Executive Officer, President, or

Secretary in like manner and on like notice on the written request of at least two Directors. Except as may be otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
Section 10.    Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.
Section 11.    Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
Section 12.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.
Section 13.    Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1.    Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members an executive committee and one or more such other committees as it may determine necessary.
Section 2.    Number; Qualification; Term. The executive committee and any other designated committees shall consist of one or more Directors. The committees shall serve at the pleasure of the Board of Directors.
Section 3.    Authority. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except in the following matters and except where action of the full Board of Directors is required by statute or by the Certificate of Incorporation:
(a)    Amending the Certificate of Incorporation;
(b)    Amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws;
(c)    Approving and/or recommending or submitting to stockholders:
(1)    Merger
(2)    Consolidation
(3)    sale, lease (as lessor), exchange or other disposition of all or substantially all the property and assets of the Corporation;
(4)    dissolution;
(d)    Filling vacancies in the Board of Directors or any such committee;
(e)    Electing or removing officers of the Corporation or members of any such committee;
(f)    Fixing compensation of any person who is a member of any such committee;
(g)    Declaring dividends; and
(h)    Altering or repealing any resolution of the Board of Directors.

Section 4.    Change in Number. The number of committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the whole Board of Directors.
Section 5.    Removal. Any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.
Section 6.    Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 1 of this Article IV.
Section 7.    Meetings. Time, place and notice (if any) of all committee meetings shall be determined by the respective committee. Unless otherwise determined by a particular committee, meetings of the committees may be called by any Director of the Corporation on not less than 12 hours’ notice to each member of the committee, either personally or by mail, telephone (including voice mail), email or other electronic or other delivery means. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a notice or waiver of notice of any meeting. (See also Section 3 of Article IX).
Section 8.    Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.
Section 9.    Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 13 of Article III of these Bylaws.
ARTICLE V

NOTICE

Section 1.    Form of Notice. Whenever by law, the Certificate of Incorporation or of these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.
Section 2.    Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE VI

OFFICERS AND AGENTS

Section 1.    In General. The officers of the Corporation will be elected by the Board of Directors and will be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also elect a Chairman of the Board of Directors, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Any two or more offices may be held by the same person.
Section 2.    Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.
Section 3.    Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.
Section 4.    Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.
Section 5.    Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
Section 6.    Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

Section 7.    Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board of Directors, he will preside at all meetings of the stockholders and the Board of Directors.
Section 8.    Chief Executive Officer. The Chief Executive Officer will have general charge and supervision of the business of the Corporation and will exercise and perform all the duties incident to the office of the Chief Executive Officer. He will have direct supervision of the other officers and will also exercise and perform such powers and duties as may be assigned to him by the Board of Directors. During the absence or disability of the President, the Chief Executive Officer will exercise the powers and perform the duties of the President.
Section 9.    President. The President will, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.
Section 10.    Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board of Directors, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.
Section 11.    Secretary. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the Chief Executive Officer and the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to him.
Section 12.    Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to them.
Section 13.    Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to him.
Section 14.    Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to them.
Section 15.    Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.
ARTICLE VII

CERTIFICATES REPRESENTING SHARES

Section 1.    Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled will be delivered to each stockholder, provided that the Board of Directors may provide by resolution or resolutions that some or all of any of the classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. Any certificates of stock shall be signed by the Chief Executive Officer, the President, or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
Section 2.    Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.
Section 3.    Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares, if any, to bear the manual or facsimile signature or signatures of any of them. Any such transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws, regulations, and these Bylaws.
Section 4.    Denial of Preemptive Rights. No stockholder of the Corporation nor other person shall have any preemptive rights whatsoever.
ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have subject-matter jurisdiction, another state or federal court within the State of Delaware). If any stockholder files an action within the scope of the preceding sentence in a court other than a court located within the State of Delaware (a “Foreign Action”), such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the DGCL, as it may be amended from time to time, and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than 60 days prior to the payment date of such dividend or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.
Section 2.    Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.
Section 3.    Telephone and Similar Meetings. Stockholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
Section 4.    Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
Section 5.    Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.
Section 6.    Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 7.    Advances of Expenses. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 8.    Indemnification. The Corporation will indemnify its Directors to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
Section 9.    Employee Benefit Plans. For purposes of this Article IX, the Corporation shall be deemed to have requested a Director or officer to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director or officer with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director or officer with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.
Section 10.    Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.
Section 11.    Resignation. Any Director, officer or agent may resign by giving written notice to the Chief Executive Officer, the President, or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.
Section 12.    Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.
Section 13.    Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.
If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)    The remainder of these Bylaws shall be considered valid and operative, and
(b)    Effect shall be given to the intent manifested by the portion held invalid or inoperative.
Section 14.    Relation to the Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation.